SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☑  Definitive Additional Materials

☐  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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For Release on May 12, 2009
TOWN SPORTS INTERNATIONAL HOLDINGS, INC. ANNOUNCES
CORRECTION TO LOCATION OF ANNUAL SHAREHOLDERS MEETING
New York, NY — May 12, 2009 — The sole purpose of this press release is to correct a typographical error in the proxy statement (the “Proxy Statement”) of Town Sports International Holdings, Inc. (the “Company”), as filed with the Securities and Exchange Commission on March 31, 2009 in connection with the Company’s 2009 Annual Meeting of Stockholders (the “Annual Meeting”). The location of the Annual Meeting at Crowne Plaza Times Square had previously been mistakenly listed as 1506 Broadway, New York, New York 10019. The correct address of Crowne Plaza Times Square is 1605 Broadway, New York, New York 10019. There are no other changes to any other parts of the Proxy Statement.
About Town Sports International Holdings, Inc.:
New York-based Town Sports International Holdings, Inc. is a leading owner and operator of fitness clubs in the Northeast and mid-Atlantic regions of the United States and, through its subsidiaries, operated 167 fitness clubs as of March 31, 2009, comprising 112 New York Sports Clubs, 26 Boston Sports Clubs, 19 Washington Sports Clubs (two of which are partly-owned), seven Philadelphia Sports Clubs, and three clubs located in Switzerland. These clubs collectively served approximately 518,000 members, excluding pre-sold, short-term and seasonal memberships. For more information on TSI visit http://www.mysportsclubs.com.
Town Sports International Holdings, Inc., New York
Contact Information:
Investor Contact:
(212) 246-6700 extension 1650
Investor.relations@town-sports.com
or
ICR Inc.
Joseph Teklits or Jean Fontana
(203) 682-8200
joseph.teklits@icrinc.com